                                                                   Exhibit 10.28


                         INDUSTRIAL REAL ESTATE LEASE
                       ---------------------------------
                             SINGLE-TENANT NET FORM
                             ----------------------



                               TABLE OF CONTENTS


Article One          Basic Terms..........................    1
Article Two          Premises and Property................    2
Article Three        Lease Term...........................    2
Article Four         Rent.................................    4
Article Five         Property Taxes.......................    4
Article Six          Utilities............................    4
Article Seven        Insurance............................    4
Article Eight        Outside Areas........................    7
Article Nine         Use of Premises......................    7
Article Ten          Condition and Maintenance of Premises    9
Article Eleven       Damage or Destruction................   11
Article Twelve       Condemnation.........................   12
Article Thirteen     Assignment and Subletting............   13
Article Fourteen     Defaults; Remedies...................   14
Article Fifteen      Protection of Lenders................   16
Article Sixteen      Legal Costs..........................   17
Article Seventeen    Miscellaneous Provisions.............   18
Exhibit A            The Premises.........................  A-1
Exhibit B            Rules and Regulations................  B-1


                           ARTICLE ONE - BASIC TERMS

The following terms used in this Lease shall have the meanings set forth below.

1.01  Date Of Lease: August 9, 2000

1.02  Landlord (legal entity): Elliott-Mair Salinas LLC,
                               a California limited liability company

1.03  Tenant (legal entity): Earlychildhood.com LLC,
                             a California limited liability company

1.04  Tenant's Guarantor: None

1.05  Address of Property: 1353 Dayton Street, Salinas, California 93901

1.06  Intentionally Omitted

1.07  Premises Rentable Area: Approximately 39,600 rentable square feet
                              (including approximately 33,000 rsf of warehouse space and 6,600 rsf of office space)

1.08  Intentionally Deleted

1.09  Lease Term: The period beginning on the Lease Commencement Date and expiring on August 8, 2005

1.10  Lease Commencement Date: August 9, 2000

1.11  Permitted Uses: Warehousing, distribution and office uses

1.12  Broker(s): None

1.13  Initial Security Deposit: None

1.14  Intentionally Omitted

1.15 Base Rent: Base Rent shall be $22,110/month ($1.10psf for 6,600 sf of office space and $.45psf for 33,000 sf of warehouse space) for the first year of the Lease, and shall be increased in an amount equal to the CPI Increase or three percent (3%), whichever is greater, for each successive year of the Lease Term. For purposes of this Lease, "CPI Increase" shall mean (as a percentage increase): (i) the Cost of Living Index (as defined below) published for the month 3 months prior to expiration of the then current Lease year, over (ii) the Cost of Living Index published for the first month of the commencement of the then current Lease year. The "Cost of Living Index" means the Consumer Price Index for All Urban Consumers, U.S. City Average (1982-1984 = 100), published by the Department of Labor. NNN

1.16  Other Charges Payable by Tenant:
           (i)   Real Property Taxes (Article Five);
           (ii)  Utilities (Article Six);
           (iii) Insurance Premiums (Article Seven);
           (iv)  OAM Expenses (Article Eight);

1.17  Address of Landlord for Notices:
                 Elliott-Mair Salinas LLC
                 2 Lower Ragsdale Drive, Suite 200
                 Monterey, California 93940
                 Attn: Ron Elliott

1.18  Address of Tenant for Notices:
               Earlychildhood.com LLC
               2 Lower Ragsdale Drive, Suite 200
               Monterey, California 93940

1.19  Intentionally Omitted

1.20  Exhibits:
               Exhibit A:  The Premises
               Exhibit B:  Rules & Regulations


                      ARTICLE TWO - PREMISES AND PROPERTY

     2.01 Premises and Property. The Premises are described in Exhibit A and consists of all the land, building(s), and all other improvements located on the land including, without limitation, the landscaping, utility services, signage and paved areas. The term "Property" shall have the same meaning as Premises within this lease.

                           ARTICLE THREE - LEASE TERM

     3.01 Lease of Premises for Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term shall begin on the Lease Commencement Date. Provided that no "event of default" (as set forth in Section 14.02), has occurred and is continuing, then Lessee shall have the right to renew this Lease for one (1) additional five
(5) year renewal term (the "Extended Term"), upon giving written notice to Lessor of such renewal not less than two (2) months prior to the expiration of the then current Lease Term. During the Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect, including increases in the Base Rent equal to the CPI increase or 3%, whichever is greater.


     3.02 Delay in Commencement. Landlord shall not be liable to Tenant if Landlord shall not deliver possession of the Premises to Tenant on the Lease Commencement Date. The Lease Commencement Date shall be postponed to the date possession of the Premises shall be delivered to Tenant.

     3.03 Early Occupancy. If Tenant shall occupy the Premises prior to the Lease Commencement Date, Tenant's occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all charges specified in this Lease during the early occupancy period.

     3.04 Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages, costs, liabilities and expenses, including attorneys' fees, which Landlord shall incur on account of Tenant's delay in so vacating the Premises. If Tenant shall not vacate the Premises upon the expiration or earlier termination of this Lease, the Base Rent shall be increased to 125% of the Base Rent then in effect and Tenant's obligation to pay Additional Rent shall continue, but nothing herein shall limit any of Landlord's rights or Tenant's obligations arising from Tenant's failure to vacate the Premises, including, without limitation, Landlord's right to repossess the Premises and remove Tenant therefrom at any time after the expiration or earlier termination of this Lease and Tenant's obligation to reimburse and indemnify Landlord as provided in the preceding sentence.

                              ARTICLE FOUR - RENT

     4.01 Base Rent. On the first day of each month during the Lease Term, Tenant shall pay to Landlord the Base Rent in lawful money of the United States, in advance, without offset, deduction, or prior demand. The Base Rent shall be payable at Landlord's address or at such other place or to such other person as Landlord may designate in writing from time to time.

     4.02 Additional Rent. All sums payable by Tenant under this Lease other than Base Rent shall be deemed "Additional Rent;" the term "Rent" shall mean Base Rent and Additional Rent. Landlord shall estimate in advance and charge to Tenant the following costs, to be paid with the Base Rent on a monthly basis throughout the Lease Term: (i) all Real Property Taxes for which Tenant is liable under Section 5.01 and 5.02 of the Lease, (ii) all utility costs (if utilities are not separately metered) for which Tenant is liable under Section
6.01 of the Lease, (iii) all insurance premiums for which Tenant is liable under Sections 7.01 and 7.06 of the Lease and (iv) all OAM Expenses for which Tenant is liable under Section 8.04 of the Lease. Collectively, the aforementioned Real Property Tax, insurance, utility, and OAM Expenses (if not paid by Tenant directly) shall be the "Total Operating Costs." Landlord may adjust its estimates of Total Operating Costs at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next Rent payment date after notice to Tenant. Within one hundred twenty
(120) days after the end of each fiscal year during the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Total Operating Costs paid or incurred by Landlord during the preceding fiscal year. Within thirty (30) days after Tenant's receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) in order that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period. In addition to its obligation to pay Base Rent and Total Operating Expenses, Tenant is required hereunder to pay directly to suppliers, vendors, carriers, contractors, etc. certain insurance premiums, utility costs, personal property taxes, maintenance and repair and other expenses collectively "Additional Expenses." If Landlord pays for any Additional Expenses in accordance with the terms of this Lease, Tenant's obligation to reimburse such costs shall be an Additional Rent obligation payable in full with the next monthly Rent payment. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent.

     4.03 Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Building. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord within five (5) days following the due date, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     4.04 Interest. Any amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of fifteen percent (15%) per annum or, if a higher rate is legally permissible, at the highest rate legally permitted, provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

                         ARTICLE FIVE - PROPERTY TAXES

     5.01 Real Property Taxes. Tenant shall pay Real Property Taxes on the Property attributable to the Lease Term. Tenant shall make such payments in accordance with Section 4.02. If Landlord shall receive a refund of any real property taxes with respect to which Tenant shall have paid to, or on behalf of, Landlord, Landlord shall pay to Tenant the amount of such refund after deducting therefrom the costs and expenses incurred in connection therewith.

     5.02 Definition of "Real Property Tax". "Real Property Tax" shall mean taxes, assessments (special, betterment, or otherwise), levies, fees, rent taxes, impositions, excises, charges, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against the Property or any Rent or other sums payable by any tenants or occupants thereof. If at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy, or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then all of such taxes, assessments, levies, or charges, to the extent so measured or based, shall be deemed to be a Real Property Tax.

     5.03 Personal Property Taxes. Tenant shall pay directly all taxes charged against trade fixtures, furnishings, equipment, inventory, or any other personal property belonging to Tenant. Tenant shall use its best efforts to have personal property taxed separately from the Property. If any of Tenant's personal property shall be taxed with the Property, Tenant shall pay Landlord the taxes for such personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

                            ARTICLE SIX - UTILITIES

     6.01 Utilities. Tenant shall promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat, cooling, energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises allocable to the period from the time Tenant shall first enter the Premises, throughout the Lease Term and thereafter as long as Tenant shall remain in the Premises (collectively, the "Occupancy Period"), together with any related installation or connection charges or deposits (collectively "Utility Costs"). Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any Rent abatement arising out of any curtailment or interruption whatsoever in utility services.

                           ARTICLE SEVEN - INSURANCE

     7.01 Liability Insurance. During the Occupancy Period, Tenant shall maintain in effect commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury at the Premises. Such insurance shall name Landlord, its property manager, and any mortgagee, as additional insureds. The initial amount of such insurance shall be Five Million Dollars ($5,000,000) per occurrence and shall be subject to periodic increases specified by Landlord based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers, and other relevant factors. The liability insurance obtained by Tenant under this Section 7.01 shall (i) be primary and
(ii) insure Tenant's obligations to Landlord under Section 7.09. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Premises and the Property. The policy obtained by Landlord shall not be contributory, shall not provide primary insurance, and shall be excess over any insurance maintained by Tenant.

     7.02 Worker's Compensation Insurance. During the Occupancy Period, Tenant shall maintain in effect Worker's Compensation Insurance (including Employees' Liability Insurance) in the statutory amount covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located.

     7.03 Automobile Liability Insurance. During the Occupancy Period, Tenant shall maintain in effect Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used in connection with the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000 for injuries or death of one or more persons or loss or damage to property.

     7.04 Personal Property Insurance. During the Occupancy Period, Tenant shall maintain in effect Personal Property Insurance covering leasehold improvements paid for by Tenant and Tenant's personal property and fixtures from time to time in, on, or at the premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "All Risk Coverage," as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant's leasehold improvements.

     7.05 Business Interruption Insurance. During the Occupancy Period, Tenant shall maintain in effect Business Interruption Insurance, providing in the event of damage or destruction of the Premises an amount sufficient to sustain Tenant for a period of not less than one (1) year for: (i) the net profit that would have been realized had Tenant's business continued; and (ii) such fixed charges and expenses as must necessarily continue during a total or partial suspension of business to the extent to which they would have been incurred had no business interruption occurred, including, but not limited to, interest on indebtedness of Tenant, salaries of executives, foremen, and other employees under contract, charges under noncancelable contracts, charges for advertising, legal or other professional services, taxes and rents that may still continue, trade association dues, insurance premiums, and depreciation.

     7.06 Landlord's Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain in effect all risk insurance covering loss of or damage to the Property in the amount of its replacement value with such endorsements and deductibles as Landlord shall determine from time to time. Landlord shall have the right to obtain flood, earthquake, and such other insurance as Landlord shall determine from time to time or shall be required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes, operating expenses, and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's insurance maintained pursuant to this Article Seven, in an amount not to exceed Twenty-Five Thousand Dollars ($25,000).
Tenant shall not do or permit anything to be done which shall invalidate any such insurance. Any increase in the cost of Landlord's insurance due to Tenant's use or activities at the Premises shall be paid by Tenant to Landlord as Additional Rent hereunder.

     7.07 Payment of Insurance Premiums. Landlord shall pay the premiums of the insurance policies maintained by Landlord under Section 7.06 and 7.01 (if applicable), and, Tenant shall reimburse Landlord for such premiums in accordance with Section 4.02. Tenant shall pay directly the premiums of the insurance policies maintained by Tenant under Sections 7.01, 7.02, 7.03, 7.04, and 7.05.

     7.08  General Insurance Provisions.
           ----------------------------

          7.08(a) Any insurance which Tenant shall be required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

          7.08(b) Prior to the earlier of Tenant's entry into the Premises or the Commencement Date, Tenant shall deliver to Landlord an insurance company certificate that Tenant maintains the insurance required by Sections 7.01, 7.02, 7.03, 7.04 and 7.05 and not less than thirty (30) days prior to the expiration or termination of any such insurance, Tenant shall deliver to Landlord renewal certificates therefor. Tenant shall provide Landlord with copies of the policies promptly upon request from time to time. If Tenant shall fail to deliver any certificate or renewal certificate to Landlord required under this Lease within the prescribed time period or if any such policy shall be canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord, as additional Rent, for 110% of the cost of such insurance within ten (10) days after receipt of a statement of the cost of such insurance.

          7.08(c) Tenant shall maintain all insurance required under this Lease with companies having a "General Policy Rating" of A-;X or better, as set forth in the most current issue of the Best Key Rating Guide. Landlord and Tenant, on behalf of themselves and their insurers, each hereby waive any and all rights of recovery against the other, or against the officers, partners, employees, agents, or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage shall be covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. All property insurance carried by either party shall contain a waiver of subrogation against the other party to the extent such right shall have been waived by the insured party prior to the occurrence of loss or injury.

     7.09 Indemnity. To the fullest extent permitted by law, Tenant hereby waives all claims against Landlord, its agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders (each a "Landlord Party"), and the agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders of each Landlord Party (collectively "the Indemnitees") for damage to any property or injury to or death of any person in, upon or about the Premises or the Property arising at any time and from any cause, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, and Tenant shall hold Indemnitees harmless from and defend Indemnitees from and against all claims, liabilities, judgements, demands, causes of action, losses, damages, costs and expenses including reasonable attorney's fees for damage to any property or injury to or death of any person arising in or from (i) the use or occupancy of the Premises by Tenant or persons claiming under Tenant, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents, contractors, or invitees in, upon or about the Property, or (iii) arising out of any breach or default by Tenant under this Lease. The provisions of this Section 7.09 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring prior to such time.

                         ARTICLE EIGHT - OUTSIDE AREAS

     8.01 Outside Areas. As used in this Lease, "Outside Areas" shall mean all areas within the Property which are outside the building envelope, including, but not limited to, parking areas, driveways, sidewalks, access roads, landscaping, and planted areas. So long as any changes do not materially impact Tenant's access to the Premises or availability of parking spaces to Tenant on the Premises, Landlord, from time to time, may change the size, location, nature, and use of any of the Outside Areas, convert Outside Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Outside areas, and increase or decrease Outside Area land or facilities.. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if Landlord provides written notification to Tenant of such activities and changes at least thirty (30) days prior to the activities and changes, and the activities and changes do not materially affect Tenant's use of the Premises.

     8.02 Use of Outside Areas. Tenant shall have the nonexclusive right to use the Outside Areas for the purposes intended, subject to such reasonable rules and regulations ("Rules and Regulations") as Landlord may establish or modify from time to time and as initially set forth in Exhibit B. Tenant shall abide by all such Rules and Regulations and shall use its best efforts to cause others who use the Outside Areas with Tenant's express or implied permission to abide by Landlord's Rules and Regulations. At any time, Landlord may close any Outside Areas to perform any acts in the Outside Areas as, in Landlord's reasonable judgement, are desirable to maintain or improve the Property as long as such closure or performance of any acts does not materially affect Tenant's use of the Property. Tenant shall not interfere with the rights of Landlord, other tenants, or any other person entitled to use the Outside Areas.

     8.03 Outside Area Maintenance. Tenant, at its sole cost and expense, shall maintain the Outside Areas in good order, condition, and repair. Outside Area Maintenance expenses ("OAM Expenses") are all costs and expenses associated with the operation and maintenance of the Outside Areas and the repair and maintenance of the heating, ventilation, air conditioning, plumbing, electrical, utility, and safety systems, including, but not limited to, the following: gardening and landscaping; snow removal; utility, water and sewage services for the Outside Area; maintenance of signs; worker's compensation insurance; personal property taxes; rental or lease payments for rented or leased personal property used in the operation or maintenance of the Outside Areas; fees for required licenses and permits; routine maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; maintenance of paving (including sweeping, striping, repairing, resurfacing, and repaving); general maintenance; painting; lighting; cleaning; refuse removal; security and similar items; and reserves for roof replacement, exterior painting and other appropriate reserves. Tenant shall pay all OAM Expenses in accordance with Section 4.02.

                         ARTICLE NINE - USE OF PREMISES

     9.01  Permitted Uses.  Tenant may use the Premises only for the Permitted
Uses.

     9.02 Manner of Use. Tenant shall not cause or permit the Premises to be used in any way which shall constitute a violation of any law, ordinance, or governmental regulation, order, or restrictive covenant, or which shall annoy or interfere with the rights of tenants of the Property, or which shall constitute a nuisance or waste. Tenant shall obtain and pay for all permits, including a certificate of occupancy and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, notes, regulations, orders covenants and requirements regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act and the Americans With Disabilities Act.

     9.03 Hazardous Materials. As used in this Lease, the term "Hazardous Material" shall mean any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property in any reportable amount, and all Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property shall be in compliance with all applicable laws, rules, and regulations.

     If the transportation, storage, use or disposal of Hazardous Materials on the Premises results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, then Tenant agrees to: (a) notify Landlord immediately of any contamination, claim of contamination, loss or damage, (b) after consultation with the Landlord, clean up the contamination in full compliance with all applicable statutes, regulations and standards and (c) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorney's fees and costs, arising from or connected with any such contamination, claim of contamination, loss or damage. Tenant shall not be responsible for any Hazardous Materials generated, produced, brought upon, used, stored, treated or disposed of in or about the Property in any reportable amount prior to Tenant taking possession of the Premises. Tenant agrees to fully cooperate with Landlord and provide such documents, affidavits and information as may be requested by Landlord (i) to comply with any environmental law, (ii) to comply with the request of any lender, purchaser or tenant, and/or (iii) for any other reason deemed necessary by Landlord in its sole discretion. Tenant shall notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a governmental authority under any environmental law, will promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any environmental law and will promptly pay when due any fine or assessment against

Landlord, Tenant or the Premises relating to any violation of an environmental law during the term of this Lease. If a lien is filed against the Premises by any governmental authority resulting from the need to expend or the actual expending of monies arising from an act or omission, whether intentional or unintentional, of Tenant, its agents, employees or invitees, or for which Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Premises is located, then Tenant shall, within thirty (30) days from the date that Tenant is first given notice that such lien has been placed against the Premises (or within such shorter period of time as may be specified by Landlord if such governmental authority has commenced steps to cause the Premises to be sold pursuant to such lien) either (i) pay the claim and remove the lien, or (ii) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Landlord and is sufficient to effect a complete discharge of such lien on the Premises. Landlord shall have the right, but not the obligation, without in any way limiting Landlord's other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under or emanating from the Premises or the Property in violation of Tenant's obligations under this Lease or under any laws regulating Hazardous Materials. Notwithstanding any other provision of this Lease, Landlord shall have the right, at its election, in its own name or as Tenant's agent, to negotiate, defend, approve and appeal, at Tenant's expense, any action taken or order issued by any governmental agency or authority with any governmental agency or authority against Tenant, Landlord or the Premises or Property relating to any Hazardous Materials or under any related law or the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Section 9.03. Prior to or promptly after the expiration or termination of this Lease, Landlord may require an environmental audit of the Premises by a qualified environmental consultant. If such audit finds that there has been an occurrence of any event or existence of any condition that would constitute a breach by Tenant of any of the covenants set forth in this Section 9.03, then Tenant shall pay the costs of such audit and shall, at its sole cost and expense, take all actions recommended in such audit
to remediate any environmental conditions..   The provisions of this Section
9.03 shall survive the expiration or earlier termination of this Lease.

     9.04 Signs and Auctions. Tenant shall not place any signs on the Property without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Except in the ordinary course of business, Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

     9.05 Landlord's Access. Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice (which may be oral) of such entry, except in the case of an emergency, in which event Landlord shall make reasonable efforts to notify Tenant. Landlord may place customary "For Sale" or "For Lease" signs on the Premises.

              ARTICLE TEN - CONDITION AND MAINTENANCE OF PREMISES

     10.01 Existing Conditions. Tenant shall accept the Property and the Premises in their As-Is condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto.

     10.02 Exemption of Landlord from Liability. Tenant shall insure its personal property under an all risk full replacement cost property insurance policy as provided in Section 7.04. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or from other sources or places; or (d) any act or omission of any other tenant of the Property. Tenant shall give Landlord prompt notice upon the occurrence of any accident or casualty at the Premises. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 10.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

     10.03 Landlord's Obligations. Subject to the provisions of Article Eleven (Damage or Destruction) and Article Twelve (Condemnation), and except for damage caused by any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Landlord shall keep the foundation and structural supports of the improvements on the Property in good order, condition and repair. Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair. Tenant hereby waives the benefit of any present or future law which provides Tenant the right to repair the Premises or Property at Landlord's expense or to terminate this Lease because of the condition of the Property or Premises.

     10.04  Tenant's Obligations.
            --------------------

          10.04(a) Repair and Maintenance. Except as provided in Section 10.03, Article Eleven (Damage or Destruction) and Article Twelve (Condemnation), Tenant shall keep all portions of the Premises including the electrical, plumbing, fire protection, heating, ventilating and air conditioning systems and equipment in good order, condition and repair (including repainting and refinishing, as needed). If any portion of the Premises or any system or equipment in the Premises which Tenant shall be obligated to repair can not be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a heating and air conditioning contractor, such contract and such contractor to be approved by Landlord. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for maintenance of the heating and air conditioning system at Tenant's expense. Landlord shall, at Tenant's expense, repair any damage to the portions of the Property Landlord shall be required to maintain caused by Tenant's acts or omissions.

          10.04(b) Tenant's Expense. Tenant shall fulfill all of Tenant's obligations under this Section 10.04 at Tenant's sole expense. If Tenant shall fail to maintain, repair or replace the Premises as required by this Section 10.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs reasonably incurred in performing such maintenance, repair or replacement immediately upon demand.

     10.05  Alterations, Additions, and Improvements.
            ----------------------------------------

          10.05(a) Tenant's Work. Tenant shall not make any installations, alterations, additions, or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord. Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. If requested by Landlord, Tenant shall furnish to Landlord prior to commencement of any such work a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications and that all subcontractors will be paid. Tenant shall employ for such work only contractors approved by Landlord and shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $3,000,000 and shall submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall indemnify and hold harmless Landlord from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and given notice of observed defects. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts and proof of payment for all labor and materials.

          10.05(b) No Liens. Tenant shall pay when due all claims for labor and material furnished to the Premises and shall at all times keep the Property free from liens for labor and materials. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Premises, regardless of whether Landlord's consent to such work is required. Landlord may record and post notices of non-responsibility on the Premises.

     10.06 Condition upon Termination. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in the condition which Tenant shall have been required to maintain the Premises under this Lease, ordinary wear and tear excepted. Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Eleven (Damage or Destruction). Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Premises to their prior condition, all at Tenant's expense. With respect to any alterations, additions or improvements which require Landlord's approval, at the time of such approval Landlord shall specify if Tenant shall not be required to remove the same, and such items shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property), without Landlord's prior written consent; unless the same shall have been installed by Tenant at its expense: any power wiring or wiring panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment.

                     ARTICLE ELEVEN - DAMAGE OR DESTRUCTION

     11.01  Damage to Premises.
            ------------------

          11.01(a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises shall be only partially damaged (i.e., the restoration shall be estimated by Landlord to require less than six (6) months from the date of such damage) and if the proceeds received by Landlord from the insurance policies described in Section
7.06 shall be sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but shall not be required) to repair any damage to Tenant's fixtures, equipment, or improvements at Tenant's expense.

          11.01(b) If the insurance proceeds received by Landlord shall not be sufficient to pay the entire cost of repair, or if the damage shall not be covered by the insurance policies which Landlord shall maintain under Section 7.06, Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or
(ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate this Lease. If Landlord shall elect to repair the damage, Tenant shall pay Landlord the portion of the "deductible amount" under Landlord's insurance allocable to the damage to the Premises and, if the damage shall have been due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.

          11.01(c) If the damage to the Premises shall occur during the last six (6) months of the Lease Term and such damage shall be estimated by Landlord to require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage shall have occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within ten (10) days after Tenant's notice to Landlord of the occurrence of the damage.

     11.02 Temporary Reduction of Rent. If the Property shall be destroyed or damaged and Landlord shall repair or restore the Property pursuant to the provisions of this Article Eleven, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if
any, to which Tenant's use of the Premises shall be impaired.    Except for such
possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of the Property.

     11.03 Waiver. Tenant waives the protection of California Civil Code Sections 1932 and 1933(4) and any other statute, code or judicial decision which shall grant a tenant the right to terminate a lease in the event of the damage or destruction of the leased property and the provisions of this Article 11 shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of or to the Property.

                         ARTICLE TWELVE - CONDEMNATION

     12.01 Condemnation. If more than twenty percent (20%) of the floor area of the Premises or more than twenty-five percent (25%) of the parking on the Property shall be taken by eminent domain either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten
(10) days after the condemning authority shall take title or possession). If neither Landlord nor Tenant shall terminate this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Premises. If this Lease shall be terminated, any condemnation award or payment shall be distributed to the Landlord. Tenant shall have no claim against Landlord for the value of the unexpired lease term or otherwise.

                  ARTICLE THIRTEEN - ASSIGNMENT AND SUBLETTING

     13.01 Landlord's Consent Required. No sale, assignment, mortgage, sublease, or transfer of of Tenant's interest in this Lease shall be made to any other person or entity, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any attempted transfer without consent shall be void and shall constitute a non curable breach of this Lease.

     13.02 No Release of Tenant. No assignment or transfer shall release Tenant or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person shall not be a waiver of any provision of this Article Thirteen. Consent to one transfer shall not be deemed a consent to any subsequent transfer or a waiver of the obligation to obtain consent on subsequent occasions. If Tenant's assignee or transferee shall default under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the assignee or transferee.

     13.03 Landlord's Consent. If Tenant shall assign or sublease, the following shall apply: Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the Proceeds (defined below) on such transaction (such amount being Landlord's share) as and when received by Tenant, unless Landlord shall give notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. Proceeds shall mean
(a) all Rent and all fees and other consideration paid for or in respect of the assignment or sublease, including fees under any collateral agreements less (b) the Rent and other sums payable under this Lease (in the case of a sublease of less than all of the Premises, allocable to the subleased premises) and all reasonable costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for reasonable real estate broker's commissions, costs associated with marketing the Premises for such assignment or sublease and reasonable costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant shall be entitled to recover such reasonable costs and expenses before Tenant shall be obligated to pay Landlord's Share to Landlord. Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction shall be signed and from time to time thereafter on Landlord's request, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Tenant shall promptly reimburse Landlord for all legal costs and expenses incurred by Landlord in connection with a request for a sublease or assignment of this Lease.

                     ARTICLE FOURTEEN - DEFAULTS; REMEDIES

     14.01 Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance by Tenant of all covenants and conditions.

     14.02  Defaults.  Each of the following shall be an event of default under
            --------
this Lease:

               14.02(a)  Tenant shall abandon or vacate the Premises;

               14.02(b) Tenant shall fail to pay Rent or any other sum payable under this Lease within five (5) days after it is due;

          14.02(c) Tenant shall fail to perform any of Tenant's other obligations under this Lease and such failure shall continue for a period of thirty (30) days after notice from Landlord; provided that if more than thirty
(30) days shall be required to complete such performance, Tenant shall not be in default if Tenant shall commence such performance within the thirty (30) day period and shall thereafter diligently pursue its completion.

          14.02(d) (i) Tenant shall make a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement shall be filed by or against Tenant and shall not be dismissed within sixty (60) days; (iii) a trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease and possession shall be subjected to attachment, execution or other judicial seizure which shall not be discharged within sixty (60) days. If a court of competent jurisdiction shall determine that any of the acts described in this subsection
(d) is not a default under this Lease, and a trustee shall be appointed to take possession (or if Tenant shall remain a debtor in possession) and such trustee or Tenant shall assign, sublease, or transfer Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the Rent (or any other consideration) paid in connection with such assignment, transfer or sublease over the Rent payable by Tenant under this Lease.

     14.03 Remedies. On the occurrence of an event of default by Tenant, Landlord may, at any time thereafter, with or without notice or demand (except as provided in Section 14.02) and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

            14.03(a) Without further notice or demand of any kind to Tenant or any other person, terminate this Lease and re-enter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder. Any notice given by Landlord pursuant to
Section 14.02 may be the notice required or permitted pursuant to Section 1161 et seq. of the California Code of Civil Procedure or successor statutes, and the provisions of this Lease shall not require the giving of a notice in addition to such statutory notice to terminate this Lease and Tenant's right to possession of the Premises. The periods specified in Section 14.02 within which Tenant is permitted to cure any default following notice from Landlord shall run concurrently with any cure period provided by applicable laws. Should Landlord elect to terminate this Lease, Landlord may recover from Tenant, as damages, the following:

          (i) The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination; plus

          (ii) The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

          (iii) The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

          (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any cost or expenses incurred by Landlord in (A) retaking possession of the Premises, including reasonable attorneys' fees therefor, (B) maintaining or preserving the Premises after such default, (C) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (D) leasing commissions and attorneys' fees incurred in connection with any re-letting, or (E) any other costs necessary or appropriate to relet the Premises; plus

          (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State in which the Premises is located.

As used in subsections (a)(i) and (ii) above, the "Worth at the Time of Award" shall be computed by allowing interest at the interest rate specified in Section
4.04. As used in subsection (a)(iii) above, the "Worth at the Time of Award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

      14.03(b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. Landlord has the remedy described in California Civil Code Section 1951.4. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due.

      14.03(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

     14.04 Repayment of "Free" Rent. If this Lease provides for a postponement of any Base Rent or Additional Rent, a period of "free" Rent, reduced Rent, early occupancy, or other Rent concession, such postponed Rent, "free" Rent, reduced Rent or other Rent concession shall be referred to herein as the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all Rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Premises in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If an event of default shall occur, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such Rent abatement or other Rent concession. In such case Abated Rent shall be calculated based on the full initial Rent payable under this Lease.

     14.05 Automatic Termination; Damages. Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 14.03 hereof, including the filing of an unlawful detainer action against Tenant. On any termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord shall incur in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from Base Rent and other Rent payable hereunder) shall constitute pecuniary damages which shall be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceedings.

     14.06 Cumulative Remedies. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

                    ARTICLE FIFTEEN - PROTECTION OF LENDERS

     15.01 Subordination. At Landlord's election this Lease shall be automatically subordinated to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded, provided that Tenant obtain a non-disturbance and attornment agreement on reasonable market terms and provisions reasonably acceptable to the lender. Tenant shall cooperate with Landlord and any lender which shall acquire a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

     15.02 Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which shall give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

     15.03 Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

     15.04 Estoppel Certificates. Within ten (10) days after Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail); and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Property, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. If Tenant shall not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

     15.05 Tenant's Financial Condition. Within ten (10) days after request from Landlord from time to time, Tenant shall deliver to Landlord Tenant's audited financial statements (which shall be for the latest available year and in any event for a year ended not more than fifteen (15) months prior to Landlord's request). Such financial statements shall be delivered to Landlord's mortgagees and lenders and prospective mortgagees, lenders and purchasers. Tenant represents and warrants to Landlord that each such financial statement shall be true and accurate as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

                         ARTICLE SIXTEEN - LEGAL COSTS

     16.01 Legal Proceedings. If Tenant be in breach or default under this Lease, Tenant shall reimburse Landlord upon demand for any reasonable costs or expenses that Landlord shall incur in connection with any breach or default of Tenant, as provided in this Section. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability, including without limitation, legal fees and costs, Landlord shall incur if Landlord shall become or be made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy of Tenant or similar proceeding. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord shall incur in any such claim or action.


                  ARTICLE SEVENTEEN - MISCELLANEOUS PROVISIONS

     17.01 Non-Discrimination. Tenant agrees that it will not permit any discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, disability, sexual preference, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

     17.02 Landlord's Liability; Certain Duties.
           ------------------------------------

           17.02(a)  Bind and Inure; Limitation of Landlord's Liability.
The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Property shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Property. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, member, director, employee, or beneficiary of Landlord, or any partner, trustee, stockholder, officer, member, director, employee, advisor or beneficiary of any of the foregoing, shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Property in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord, its partners, trustees, stockholders, members, officers, employees, advisors or beneficiaries of any of the foregoing shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

     17.02(b) Notice. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address shall have been furnished to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) shall fail to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance shall reasonably require more than thirty (30) days to cure, Landlord shall not be in default if such cure shall be commenced within such thirty (30) day period and thereafter diligently pursued to completion.

     17.03 Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force and effect.

     17.04 Interpretation. The captions of the Articles or Sections of this Lease are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other, in any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission. This Lease shall not, and nothing contained herein, shall create a partnership or other joint venture between Landlord and Tenant.

     17.05 Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements shall be effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     17.06 Notices. All notices, requests and other communications required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by a national overnight delivery service which maintains delivery records. Notices to Tenant shall be delivered to Tenant's Address for Notices. Notices to Landlord shall be delivered to Landlord's Address for Notices. All notices shall be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon notice to the other party.

     17.07 Waivers. All waivers shall be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.

     17.08 No Recordation. Tenant shall not record this Lease. Either Landlord or Tenant may require that a notice, short form or memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

     17.09 Binding Effect; Choice of Law. This Lease shall bind any party who shall legally acquire any rights or interest in this Lease from Landlord or Tenant, provided that Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

     17.10 Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that (s)he has full authority to do so and that this Lease binds the corporation. If Tenant is a partnership or limited liability company, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership or a manager or managing member of the company, that he or it has full authority to sign for the partnership or company and that this Lease binds the partnership and all general partners of the partnership or the company and its members. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership or certificate of formation or organization.

     17.11 Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

     17.12 Force Majeure. If Landlord can not perform any of its obligations due to events beyond Landlord's reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

     17.13 Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

     17.14 Survival. All representations and warranties of Landlord and Tenant, and all obligation of Tenant to pay Additional Rent hereunder, shall survive the termination of this Lease.

     17.15 Examination of Lease. Submission of this Lease to Tenant shall not constitute an option to lease, and this Lease shall not be effective until execution and delivery by both Landlord and Tenant.

     17.16 Security Deposit. Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit. Landlord may, at its option, apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant, cure any other defaults of Tenant, or compensate Landlord for any loss or damage which Landlord may suffer due to Tenant's default. If Landlord shall so use any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's request. No interest shall be paid on the Security Deposit, no trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit, and the Security Deposit may be commingled with other funds of Landlord. Upon expiration or termination of this Lease not resulting from Tenant's default and after Tenant shall have vacated the Premises in the manner required by this Lease, Landlord shall pay to Tenant any balance of the Security Deposit not applied pursuant to this Section 17.16.

     17.17 Limitation of Warranties. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease. Without limiting the generality of the foregoing, Tenant expressly acknowledges that Landlord has made no warranties or representations concerning any hazardous materials or other environmental matters affecting any part of the Property and Landlord hereby expressly disclaims and Tenant waives any express or implied warranties with respect to any such matters.

     17.18 Termination of Existing Lease. The existing lease agreement dated July 10, 1995 by and between Elliott-Mair, LLC as landlord and QTL Corporation as tenant is hereby terminated as of 11:59 p.m. on the day immediately preceding the Lease Commencement Date.

     17.19 No Other Brokers. Tenant represents and warrants to Landlord that the Brokers are the only agents, brokers, finders or other parties with whom Tenant has dealt who may be entitled to any commission or fee with respect to this Lease or the Premises or the Property. Tenant agrees to indemnify and hold Landlord harmless from any claim, demand, cost or liability, including, without limitation, attorneys' fees and expenses, asserted by any party other than the Brokers based upon dealings of that party with Tenant.

LANDLORD:

ELLIOTT-MAIR SALINAS LLC, a California
limited liability company


By:   _________________________________
      Ronald Elliott
Its:  Manager

Dated: August 9, 2000



TENANT:

EARLYCHILDHOOD.COM LLC, a
California limited liability company

__________________________________
By:  Scott Graves

Its:  Management Committee member


Dated: August 9, 2000

                            EXHIBIT A - THE PREMISES

                       EXHIBIT B - RULES AND REGULATIONS


1. No advertisements, pictures or signs of any sort shall be displayed on or outside the Premises without the prior written consent of Landlord. This prohibition shall include any portable signs or vehicles placed within the parking lot, common areas or on streets adjacent thereto for the purpose of advertising or display. Landlord shall have the right to remove any such unapproved item without notice and at Tenant's expense.

2. Tenant shall not park or store motor vehicles, trailers or containers outside the Premises after the conclusion of normal daily business activity except in approved areas specifically designated by Landlord, acting reasonably.

3. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4. All window coverings and window films or coatings installed by Tenant and visible from outside of the building require the prior written approval of Landlord. Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections shall be attached to the outside walls of the building.

5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance on, in or around the Premises unless approved by Landlord. Tenant shall not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

6. Tenant shall not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests. Tenant shall not permit cooking in or about the Premises other than in microwave ovens.

7. Tenant shall not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

8. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior written consent of Landlord. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

9. Tenant shall park motor vehicles only in those general parking areas as designated by Landlord except for active loading and unloading. During loading and unloading of vehicles or containers, Tenant shall not unreasonably interfere with traffic flow within the parking lot or the loading and unloading areas of other tenants, if any.

10. Storage of propane tanks, whether interior or exterior, shall be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, shall be provided in areas used for the maintenance and charging of lead-acid batteries. Tenant shall protect electrical panels and building mechanical equipment from damage from forklift trucks.

11. Tenant shall not disturb, solicit or canvas any occupant of the Building and shall cooperate to prevent same.

12. No person shall go on the roof without Landlord's permission except to perform obligations under its lease.

13. No animals (other than seeing eye dogs) or birds of any kind may be brought into or kept in or about the Premises.

14. Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to Landlord or other tenants or to cause harm to the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant shall cease using any such machinery which causes objectionable noise and vibration which can not be sufficiently mitigated.

15. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or exterior loading areas overnight.

16. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Property or on streets adjacent thereto.

17. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall use only tires that do not damage the asphalt.

18. Tenant shall be responsible for the safe storage and removal of all pallets. Pallets shall be stored behind screened enclosures at locations approved by the Landlord.

19. Tenant shall be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord. Landlord reserves the right to remove, at Tenant's expense and without further notice, any trash or refuse left elsewhere outside of the Premises or on the Property.

20. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

21. Tenant shall appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing the Factory Mutual "Red Tag Alert" system including weekly visual inspection of all sprinkler system valves on or within the Premises.


  _________  Landlord

  _________  Tenant